                                                                     EXHIBIT 4.1

                               FORD MOTOR COMPANY



No. 1                                                       CUSIP No.  345370CB4

                 6.50% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURE
                              DUE JANUARY 15, 2032

                    ----------------------------------------


         FORD MOTOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to FORD MOTOR COMPANY CAPITAL TRUST II, or registered assigns, the principal sum of Five Billion One Hundred Fifty Four Million Six Hundred Thirty-Nine Thousand One Hundred Seventy-Six United States Dollars ($5,154,639,176) on January 15, 2032, and to pay interest thereon from January 30, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, subject to deferral as set forth herein, commencing April 15, 2002, at the rate of 6.50% per annum, plus Compounded Interest, if any, until the principal hereof is paid or made available for payment and, (to the extent that the payment of such interest shall be legally enforceable) at the rate of 6.50% per annum, compounded quarterly, on any overdue principal and premium and on any overdue installment of interest. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any Interest Payment Date is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth day (whether or not a business day), next preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of immediately available funds to an account maintained by the Person entitled thereto as specified in the Security Register, provided that proper transfer instructions have been received by the Company by the Regular Record Date; and provided further, that the payment of principal will only be made upon surrender of this Security to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Security is Ford Motor Company Capital Trust II, the payment of the principal of (and premium, if any, on) and interest (including Compounded Interest, if any) on this Security will be made at such place and to such account of the Trust as may be designated by the Property Trustee (as hereinafter defined).

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder of this Security, by his acceptance of the same, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed by its Chairman of the Board, its President, one of its Executive Vice Presidents, Group Vice Presidents or Vice Presidents, its Treasurer or one of its Assistant Treasurers, and by its Secretary or one of its Assistant Secretaries, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.



                                        FORD MOTOR COMPANY




                                        By
                                          --------------------------------
                                        Name:  Ann Marie Petach
                                        Title: Assistant Treasurer




                                        By:
                                             -----------------------------
                                        Name:  Peter Sherry, Jr.
                                        Title: Assistant Secretary




[Corporate Seal]






Attest:
        -----------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                JPMORGAN CHASE BANK,
                                                  as Trustee



                                                By:
                                                   ----------------------------
                                                     Authorized Signatory


Dated:   January 30, 2002
        ---------------------

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Print or Type Name and Address including Zip Code of Assignee)


--------------------------------------------------------------------------------
the within Security and all rights, thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:
       --------------------------------


NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed.

                               REVERSE OF SECURITY


                               FORD MOTOR COMPANY

                 6.50% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURE
                              DUE JANUARY 15, 2032


         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 30, 2002, (herein called the "Indenture"), among the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof, whose issuance on the date hereof is limited in aggregate principal amount to $5,154,639,176.

         The Securities of this series are subject to the defeasance and covenant defeasance provisions set forth in Article Fourteen of the Indenture.

         1. Optional Redemption. Except as provided in the next paragraph, the Securities may not be redeemed by the Company prior to January 15, 2007. The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice (provided that, so long as any Preferred Securities (as defined herein) are Outstanding, the Company shall give such notice no later than at such time so as to allow the Property Trustee (as defined herein) to comply with Section 4.02(b) of the Declaration (as defined herein)) by mail, at any time on or after January 15, 2007, as a whole or in part, at the election of the Company (an "Optional Redemption"), at the Redemption Prices indicated for the twelve-month periods beginning on January 15 in each of the following years (expressed as a percentage of the principal amount of the Security being redeemed), together with any accrued but unpaid interest, including Compounded Interest, if any, on the portion of the Security being redeemed, to the Redemption Date.

                  Year                               Redemption Price
                  ----                               ----------------
                  2007                                    103.26%
                  2008                                    102.60%
                  2009                                    101.96%
                  2010                                    101.30%
                  2011                                    100.66%
                  2012, and thereafter                    100.00%


         The Company may not redeem any Securities in part unless all accrued and unpaid interest thereon (including Compounded Interest, if any) has been paid in full on all Outstanding Securities. The Company may not, in any case, redeem the Securities unless all accrued and unpaid interest thereon has been paid in full on all Outstanding Securities through the last Interest Payment Date before and including the Redemption Date.

         2. Special Redemption. If, at any time, a Tax Event (as defined below) or an Investment Company Event (as defined below) shall occur and be continuing, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice (provided that, so long as any Preferred Securities are Outstanding, the Company shall give such notice no later than at such time so as to allow the Property Trustee to comply with Section 4.02(b) of the Declaration), (i) in the case of an Investment Company Event, to redeem the Securities in whole but not in part, and (ii) in the case of a Tax Event, to redeem the Securities in whole or in part, in each case for cash, within 90 days following the occurrence of such Tax or Investment Company Event, as the case may be, at a Redemption Price equal to the principal amount of such Security plus any accrued and unpaid interest, including Compounded Interest, if any, to the date fixed for such redemption; provided that, if a Tax Event shall occur and be continuing, and the Company shall not have (i) redeemed all of the Securities pursuant to this paragraph or (ii) dissolved the Ford Motor Company Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), pursuant to Section 9.02(b) of the Amended and Restated Declaration of Trust of the Trust, dated January 30, 2002 (the "Declaration of Trust"), the Company shall pay from time to time to the Trust (and its permitted successors and assigns under the Declaration of Trust) for so long as the Trust (or its permitted successor or assignee) is the registered Holder of the Securities, such additional amounts (the "Additional Sums") as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the Declaration of Trust)) then due and payable by the Trust on the trust preferred securities issued by the Trust (the "Preferred Securities") that at such time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event. Whenever in this Security or in the Indenture there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provision hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided that the extension of an interest payment period pursuant to this Security shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

         "Tax Event" means the receipt by the property trustee of the Trust (the "Property Trustee"), on behalf of the Trust, of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities law practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of any Preferred Securities, there is more than an insubstantial risk in each case after the date hereof that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the receipt by the Property Trustee, on behalf of the Trust, of an Opinion of Counsel, rendered by a law firm having a recognized national securities law practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, government agency or regulatory authority on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

         3. Redemption Procedures. If the Securities are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Securities will be redeemed pro rata or by lot or by any other method as the Trustee shall deem fair and appropriate. Notwithstanding the foregoing, if a partial redemption of the Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Securities as a whole.

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         4. Event of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         5. Conversion. Subject to and upon compliance with the provisions contained herein, the Securities are convertible, at the option of the Holder, at any time before the close of business on January 15, 2032 (or, in the case of a Security called for redemption, prior to the close of business on the business day prior to the corresponding Redemption Date) into fully paid and nonassessable shares of common stock of the Company, par value $.01 per share ("Common Stock"), at an initial conversion rate of 2.8249 shares of Common Stock for each $50 in aggregate principal amount of Securities (equivalent to a conversion price (as adjusted the "Conversion Price") of $17.70 per share of Common Stock), subject to adjustment as set forth herein. A Holder may convert any portion of the principal amount of Securities into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of Securities to be converted by the Conversion Price. All calculations under this paragraph shall be made to the nearest cent or 1/100 of a share, as the case may be. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

         The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

         6. Conversion Procedures. In order to convert all or a portion of the Securities, the Holder thereof shall deliver to EquiServe Trust Company, N.A., as conversion agent, or such other conversion agent as the Company may appoint (the "Conversion Agent") an irrevocable Notice of Conversion (as defined below) setting forth the principal amount of Securities to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Securities are definitive securities, surrender to the Conversion Agent the Securities to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Declaration of Trust to convert such Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Securities held by the Trust (at an exchange rate of $50 principal amount of Securities for each Preferred Security) and (ii) to immediately convert such Securities, on behalf of such holder, into Common Stock of the Company pursuant to the conversion provisions hereof and, if such Preferred Securities are in definitive form, surrendering such Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Preferred Securities are outstanding, the Trust shall not convert any Securities except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Preferred Securities. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which the Securities so to be converted are registered, the Securities surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or such Holder's duly authorized attorney (or the holder of Preferred Securities or such holder's duly authorized attorney, as the case may be) and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid). "Notice of Conversion" means either (i) the notice to be given by a holder of the Securities to the Conversion Agent directing the Conversion Agent to exchange such Securities (or a portion thereof) for Common Stock or (ii) the notice to be given by a holder of Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange such Preferred Securities for Securities and to convert such Securities into Common Stock on behalf of such holder, as the case may be.

         If a Security is surrendered after the close of business on any Regular Record Date and prior to opening of business on the corresponding Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid in cash to the Person in whose name the Security is registered at the close of business on such Regular Record Date, and (other than a Security called for redemption on a redemption date occurring after such record date and prior to such interest payment date), when so surrendered for conversion, the Security must be accompanied by payment of an amount equal to the interest payable on such Security on such Interest Payment Date. A Holder of Securities on a Regular Record Date who (or whose transferee) tenders any such Securities for conversion into shares of Common Stock on the corresponding Interest Payment Date will receive the interest payable by the Company on such Securities on such date, and the converting Holder need not include payment of the amount of such interest upon surrender of Securities for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid interest, whether or not in arrears, on converted Securities or for interest on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after delivery to the Conversion Agent of the Notice of Conversion, the Company shall issue and shall deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Securities, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Notice of Conversion shall have been delivered to the Conversion Agent (the "Conversion Date"), and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Notice of Conversion shall have been delivered to the Conversion Agent. All shares of Common Stock delivered upon conversion of the Securities will upon delivery be duly and validly issued and fully paid and nonassessable.

         No fractional shares or scrip representing fractions of shares of Common Stock will be issued upon conversion of the Securities. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a Security, the Company shall pay to the Conversion Agent an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price (as defined below) of such fractional interest on the Conversion Date, or, if such day is not a day on which any securities are traded on the national securities exchange or quotation system used to determine such Closing Price (a "Trading Day"), on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Securities or the holder of record of the Preferred Securities so converted. "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not then listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or a price determined in good faith by the Board of Directors of the Company.

         The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the proportion of the Securities so converted and any unpaid interest (including Compounded Interest, if any) accrued on such Securities at the time of such conversion.

         In the event of the conversion of this Security in part only, a new Security or Securities of this series for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In effecting the conversion transactions described herein, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Securities) and as agent of the Holders of Securities (in the conversion of Securities into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Securities held by Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with the conversion provisions hereof and
(ii) to convert all or a portion of the Securities into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the conversion provisions hereof and to deliver to the Trust a new Security or Securities for any resulting unconverted principal amount.

         7. Conversion Price Adjustments. The Conversion Price shall be adjusted (without duplication) from time to time as follows:

         (a) In case the Company shall, while any of the Securities are outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such Holder would have owned or have been entitled to receive immediately after the happening of any of the events described above had such Securities been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 7 (a) shall become effective immediately after the close of business on the record date in the case of a dividend or other distribution (except as provided below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event).

         (b) In case the Company shall issue, while any of the Securities are outstanding (i) rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined below) per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants or (ii) shares of Common Stock or securities exercisable for (including rights or warrants other than those referred to in (i) above and Section 7 (c) below) or exchangeable or convertible into shares of Common Stock at a price per share (or having an exercise, exchange or conversion price per share) less than the Current Market Price per share of Common Stock as of such record date, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) (without giving effect to any such issuance) and (B), in the case of (i) above, the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock or, in the case of (ii) above, the number of shares which the aggregate consideration receivable by the Company for the total number of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock) so issued would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) (without giving effect to any such issuance) and (B), in the case of (i) above, the number of additional shares of Common Stock offered for subscription or purchase or, in the case of
(ii) above, the number of shares of Common Stock so issued or into which the exercisable, exchangeable or convertible securities may be exercised, exchanged or converted. Such adjustment shall be made successively whenever any such rights, warrants or shares of Common Stock (or securities exercisable for or exchangeable or convertible into Common Stock) are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants or, in the case of the issuance of Common Stock after the date of issuance thereof (or in the case of securities exercisable for or exchangeable or convertible into shares of Common Stock, the date on which holders may first exercise, exchange or convert the same in accordance with the respective terms thereof). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights or warrants or upon issuance of shares of Common Stock (or securities exercisable for or exchangeable or convertible into shares of Common Stock), the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company. The foregoing notwithstanding, no adjustment shall be made pursuant to this Section 7 (b) as a result of the issuance or sale of shares of Common Stock by the Company at a cash price (without deducting from such consideration any commissions, fees or expenses payable in connection therewith) not less than ninety-nine percent of the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of a binding contract with respect to such sale or, if no such contract has been entered into, the last Current

Market Price of Common Stock on the Trading Day immediately preceding the date of the issuance of such Common Stock.

         (c) In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of its indebtedness or assets (including securities but excluding (i) dividends or distributions paid exclusively in cash, (ii) any rights or warrants referred to in Section 7 (b)(i) above or, (iii) distributions of cash that would otherwise constitute a Fundamental Change (as defined herein) and be reflected in a resulting adjustment to the Conversion Price as provided in Section 8 hereof (any of the foregoing being hereinafter in this subparagraph (c) called the "Distributed Assets"), then in each such case, unless the Company elects to reserve shares or other units of such Distributed Assets for distribution to the Holders of the Securities upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Distributed Assets which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the Distributed Assets, converted his or her Securities into Common Stock (such election to be based upon a determination by the Board of Directors of the Company that such reservation will not materially adversely affect the interests of any Holder of Securities in any such reserved Distributed Assets), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such record date (the "Reference Date") less the then fair market value on the Reference Date (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock on the Reference Date. Such adjustment shall become effective immediately, except as provided herein, after the close of business on the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 7 (c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must, in doing so, consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock. For purposes of this Section 7 (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidence of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any reduction of the Conversion Price required by this Section 7 (c)) immediately followed by
(ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further reduction of the Conversion Price required by Section 7 (a) or (b)), except that (A) the Reference Date of such dividend or distribution as defined in this subparagraph shall be substituted as "the record date in the case of a dividend or other distribution" and "the record date for the determination of stockholders entitled to receive such rights or warrants" within the meaning of subparagraphs (a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of calculating any adjustment of the Conversion Price in Section 7
(a).

         In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in the immediately preceding paragraph of this Section 7 (c) (including, without limitation, dividends or distributions referred to in the last sentence thereof), the Holder of the Securities, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Securities are converted, the portion of the Distributed Assets applicable to one share of Common Stock; provided that, at the election of the Company with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such Distributed Assets not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive). If any conversion of Securities described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Securities so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect to distribute to such Holder a due bill for the portion of Distributed Assets to which such Holder is so entitled; provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of the Distributed Assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock and Class B stock, par value $0.01 per share (the "Class B Stock") cash (excluding regular quarterly dividends in cash that may from time to time be fixed by the Board of Directors of the Company, and distributions of cash that would otherwise constitute a Fundamental Change and be reflected in a resulting adjustment to the Conversion Price as provided herein), in an aggregate amount (for purposes of this Section 7(d), the "Triggering Amount") that, combined together with (x) the aggregate amount of any other such distributions to all holders of Common Stock and Class B Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (d) has been made, and (y) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Director of the Company, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock and/or Class B Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to paragraph (e) below has been made (for purposes of this Section 7(d), the sum of the Triggering Amount and the amounts referred to in clauses (x) and (y) above is referred to as the "Total Distribution Amount"), exceeds 17.5% of the Market Capitalization (as defined below) on the record date with respect to such distribution, then and in each such case, immediately after the close of business on the fifth Trading Day after the "ex" date (as defined below), the Conversion Price shall be reduced so that the same shall equal the amount determined by multiplying the Conversion Price in effect immediately prior to the close of business on such date by a fraction, the numerator of which shall be equal to the Adjustment Date Market Price (as defined below), and the denominator of which shall be equal to the sum of (A) the Adjustment Date Market Price and (B) an amount equal to the quotient of (1) the Total Distribution Amount and (2) the number of shares of Common Stock and Class B Stock outstanding on such distribution date. Such decrease (if any) in the Conversion Price shall be given retroactive effect to the opening of business on the "ex" date. For purposes of Section 7(d) and (e) hereof, the "Adjustment Date Market Price" with respect to a distribution referred to in this Section 7(d) or a tender offer referred to in Section 7(e) below, shall be the average of the daily Closing Prices of Common Stock for the five consecutive Trading Days after the "ex" date related to such distribution or tender offer, as the case may be. The term "Market Capitalization" as of any time of determination means the product of the Current Market Price per share of Common Stock on such date multiplied by the number of shares of Common Stock and Class B Stock outstanding on such date. "Ex" date means (i) when used with respect to any issuance, dividend or distribution, the first date on which the Common Stock trades regular way on the New York Stock Exchange (or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained) without the right to receive such dividend or distribution, and (ii) when used with respect to any tender offer, the first date on which the Common Stock is quoted regular way on such securities exchange or in such market after the Tender Expiration Time (as defined herein) of such tender offer.

         However, in the event that the Triggering Amount applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date with respect to such distribution, the Company shall have the option, in lieu of the foregoing adjustment, to make adequate provision so that each Holder shall have the right to receive, upon conversion of Securities, in addition to the shares of Common Stock to which such Holder is entitled, an amount in cash equal to (i)(A) the Total Distribution Amount, divided by (B) the number of shares of Common Stock and Class B Stock outstanding as of the record date with respect to such distribution, times (ii)(A) the principal amount of Securities so converted, divided by (B) the Conversion Price in effect on the record date with respect to such distribution.

         (e) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock and/or Class B Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time (the "Tender Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended)) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Director of the Company, whose determination shall be conclusive) (for purposes of this Section 7(e), the "Triggering Value") that, combined together with (x) the aggregate of the cash plus the fair market value, as of the Tender Expiration Time, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock and/or Class B Stock outstanding expiring within the 12 months preceding the Tender Expiration Time and in respect of which no adjustment pursuant to this Section 7(e) has been made, and (y) the aggregate amount of any cash distributions described in Section 7(d) to all holders of Common Stock and Class B Stock within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 7(d) has been made (for purposes of this Section 7(e), the sum of the Triggering Value and the amounts referred to in clauses (x) and (y) above is referred to as the "Total Distribution Value"), exceeds 17.5% of the Market Capitalization as of the Tender Expiration Time, then, and in each such case, immediately after the close of business on the fifth Trading Day after the "ex" date, the Conversion Price shall be adjusted so that the same shall equal the amount determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Tender Expiration Time by a fraction, the numerator of which shall be the Adjustment Date Capitalization (as defined below), and the denominator of which shall be the sum of the Adjustment Date Capitalization and the Total Distribution Value. "Adjustment Date Capitalization" shall mean the product of the Adjustment Date Market Price multiplied by the number of shares of Common Stock and Class B Stock outstanding on the date of determination of such Adjustment Date Market Price.

         Such decrease (if any) in the Conversion Price shall be given retroactive effect to the opening of business on the "ex" date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 7(e) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 7(e).

         (f) Notwithstanding anything in Section 7 (b) and (c), if such exercisable, exchangeable or convertible securities, rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Company upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, and upon the expiration or termination of the exercise, exchange or conversion rights under such exercisable, exchangeable or convertible securities, if any such exercisable, exchangeable or convertible securities shall not have been exercised, exchanged or converted, then the Conversion Price thereof shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that (x) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such options, rights or warrants whether or not exercised and (y) the Company issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such exercisable, exchangeable or convertible securities, and such shares were issued and sold for a consideration equal to the aggregate exercise, exchange or conversion price actually paid at the respective dates of their exercise. An adjustment made pursuant to this Section 7 (f) shall be made on the next business day following the date on which any such issuance is made and shall be effective immediately after the close of business on such date. For purposes of Section 7 (b) and (c), the aggregate consideration received by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or securities exercisable for or exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise of such rights or warrants and conversion of any such exercisable, exchangeable or convertible securities into shares of Common Stock.

         (g) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7 (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, any adjustment shall be required and made in accordance with the provisions set forth herein (other than this Section 7(g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations hereunder shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100 of a share (with .005 of a share being rounded upward), as the case may be. Anything herein to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required herein, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

         (h) For purposes of any computation under Section 7 (b), (c), (d) and
(e), the "Current Market Price" per share of Common Stock on any date in question shall be deemed to be an average of the daily Closing Prices for the ten consecutive Trading Days prior to the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided that if another event occurs that would require an adjustment to the Conversion Price pursuant to Section 7, the Board of Directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments herein, in which case any such determination by the Board of Directors shall be conclusive.

         8. Fundamental Change.

         (a) In case the Company shall be a party to any transaction constituting a Fundamental Change (as defined below) (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock and excluding any transaction as to which Section 7 (a) above applies) (each of the foregoing being referred to as a "Transaction"), then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that the Holder of each Security then outstanding shall have the right thereafter to convert such Security only into (A) if any such transaction does not constitute a Common Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such Transaction, after, in the case of a Non-Stock Fundamental Change (as hereinafter defined), giving effect to any adjustment in the Conversion Price required by the provisions which follow in subparagraph (i) of Section 8(c), and (B) if any such transaction constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions which follow in subparagraph (ii) of Section 8(c). The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Common Stock, as the case may be, shall enter into a supplemental indenture with the Trustee, satisfactory in form to the Trustee, the provisions of which establishes such right and provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 8. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         (b) Notwithstanding any other provisions in this Section 8 to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below in Section 8(c).

         (c) For purposes of calculating any adjustment to be made pursuant to this Section 8 in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

                  (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of Common Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, and (B) the product of (1) the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) and (2) a fraction the numerator of which shall be 100 and the denominator of which shall be the amount determined in the next sentence based on the date on which such Non-Stock Fundamental Change occurs. For the twelve month period beginning January 30, 2002, the denominator will be 106.5, and the denominator will decrease by
         0.65 during each successive 12-month period; provided that the denominator shall in no event be less than 100.

                  (ii) in the case of a Common Stock Fundamental Change, the Conversion Price per share of Common Stock immediately following the Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this
         Section 8, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided that, in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

         (d) The following definitions shall apply to terms used in this
Section 8:

                  (i) "Applicable Price" shall mean (A) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and (B) in the event of any other Fundamental Change, the average of the Closing Prices for one share of Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.

                  (ii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by the holders of Common Stock pursuant to such transactions consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or (B) the outstanding Preferred Securities continue to exist as Preferred Securities and are convertible into common stock of the successor to the Company.

                  (iii) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive such cash, securities, property or other assets.

                  (iv) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                  (v) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

                  (vi) "Reference Market Price" shall initially mean $9.63 (which is an amount equal to 66-2/3% of the last reported sale price for the Common Stock on the New York Stock Exchange on January 24,
         2002) and, in the
         event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price set forth in Section 5 hereof.

         (e) In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

         9. Provisions Generally Applicable to Conversion Price Adjustments. In any case in which the conversion price adjustment provisions herein provide that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holders of the Securities converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fraction as set forth herein.

         For purposes hereof, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

         Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant or exercisable, exchangeable or convertible security (including, but not limited to, Class B Stock) outstanding as of January 24, 2002, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the Conversion Price adjustment provisions hereof apply. There shall be no adjustment of the Conversion Price in case of the issuance of stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth herein. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph hereof, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

         10. Notice of Certain Events. If:

              (i) the Company shall declare a dividend (or any other distribution) on the Common Stock (other than a dividend in cash that would not require an adjustment of the Conversion Price pursuant to Section 7(c) above); or

              (ii) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

              (iii) there shall be any reclassification of the Common Stock (other than an event to which Section 7 (a) (ii) or (iii) above applies) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company, or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

              (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall, (a) if any Preferred Securities are outstanding, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (b) cause to be mailed to the Holders of the Securities at their addresses as shown on the Securities Register, as promptly as possible, but at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, distribution, liquidation or winding up is expected to become effective and the date as of which it is expected, that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, distribution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described herein.

         11. Notice of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly calculate such adjustment and file with the Trustee, the transfer agent for the Preferred Securities and the Securities and the Conversion Agent an officers' certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts upon which such adjustment is based. Neither the Trustee nor the Property Trustee shall have any duty or obligation to make any of the calculations required to be made in Section 7 or 8 hereof or to verify or confirm the accuracy of any of such calculations. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holders of the Securities and all record holders of Preferred Securities at his or her last address as shown on the Security Register or the stock transfer books of the Trust, as applicable.

         12. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities of all series affected at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall
(i) extend the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Security, or reduce the principal amount thereof, or reduce the rate of payment of interest thereon, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         Subject to Article XIV of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

         13. Interest Deferral. So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of the Securities, from time to time to extend the interest payment period of such Securities for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of 6.50% per annum compounded quarterly to the extent permitted by applicable law ("Compounded Interest")); provided that no Extended Interest Payment Period may extend beyond the date of maturity or any redemption date of the Securities. During such Extended Interest Payment Period, the Company shall not declare or

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                                       20


pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its Common Stock or Class B Stock, preferred stock or any other securities similar to the Preferred Securities or debt securities of the Company ranking equally in right of payment with or junior to the Securities, or make any guarantee payments with respect thereto; provided, however, that, during any such Extended Interest Payment Period, the Company may (i) make any dividend, redemption, liquidation, interest, principal or guarantee payment by way of securities, including capital stock, that rank equally with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (ii) pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the Company's option, of any of its preferred stock, in accordance with the terms of such stock (iii) make payments under the Guarantee (as defined in the Declaration of Trust), (iv) purchase Common Stock issued under any of the Company's benefit plans for its directors, officers or employees, (v) make payments or distributions in connection with a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (vi) purchase fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Securities on any Interest Payment Date to Holders of record on the Regular Record Date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such further extensions thereof, shall not exceed 20 consecutive quarterly interest periods or extend beyond the date of maturity of any redemption date of the Securities. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest on this Security shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Securities including any Compounded Interest which shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Register on the Regular Record Date for the first Interest Payment Date occurring on or after the end of the Extended Interest Payment Period.

         So long as the Property Trustee is the sole owner and holder of record of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period ten business days prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one business day prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extended Interest Payment Period to the holders of Preferred Securities.

         If, as a result of an Early Termination Event (as defined in the Declaration of Trust), Securities have been distributed to holders of Preferred Securities, at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of Securities and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten business days prior to the earlier of (i) the next succeeding Interest Payment Date or
(ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (if the Securities are then listed thereon) or other applicable self-regulatory organization or to holders of the Securities.

         14. Agreed Tax Treatment. The Company and, by acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security, agree that for United States federal, state and local tax purposes it is intended that such Security constitute indebtedness.

         15. Listing of Securities upon Distribution to Preferred Security Holders. In connection with the distribution of the Securities to the holders of the Preferred Securities upon an Early Termination Event, the Company will use its best efforts to list such Securities on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and traded.

         16. Transfer of Securities. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         Except as provided below, the Securities of this series are issuable only in registered form without coupons in denominations of $50 and, to the extent practicable, any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations as requested by the Holder surrendering the same. In connection with the distribution of Securities to holders of the Preferred Securities in connection with an early termination event (as defined in the Declaration of Trust):

                  (i) the Securities in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of all outstanding Securities, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depository. The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture; and

                  (ii) if any Preferred Securities are held in non book-entry certificated form, the Security in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities held by the Depository or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Securities presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Security Registrar for transfer or reissuance at which time such Non Book-Entry Preferred Security certificates will be canceled and a Security, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.